Exhibit 99.1

The Bon-Ton Stores, Inc. Updates Full-Year 2009 Guidance

YORK, Pa.--(BUSINESS WIRE)--October 26, 2009--The Bon-Ton Stores, Inc. (NASDAQ:BONT) today announced that, based upon favorable sales trends for the month of October and third fiscal quarter ending October 31, 2009, it believes results for the full year of fiscal 2009 will be at the high end of the previously stated guidance range. Guidance provided on August 20, 2009 was for fiscal 2009 EBITDA in the range of $150 million to $170 million and for loss per diluted share in the range of $3.70 to $2.50. EBITDA is not a measure recognized under generally accepted accounting principles (see Note 1). The Company will further review and discuss its earnings guidance for fiscal 2009 in its earnings release for the third fiscal quarter ending October 31, 2009, which will be issued November 19, 2009.

As previously announced, The Bon-Ton Stores, Inc. (“the Company”) will be participating in the 2009 Wells Fargo Consumer Growth Conference in New York City on October 27, 2009, and the updated guidance will be a part of its presentation to investors. The presentation, scheduled for 11:15 AM Eastern Time, will be broadcast on the Company's website. To access the web broadcast, please visit the Company's website at http://investors.bonton.com. An online archive of the web cast will be available within two hours of the conclusion of the presentation.

The Bon-Ton Stores, Inc. operates 279 department stores, which includes 12 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, under the Parisian nameplate, stores in the Detroit, Michigan area. The stores offer a broad assortment of brand-name fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a security breach; the ability to reduce SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

Note 1: As used in this release, EBITDA is defined as earnings before interest, income taxes and depreciation and amortization, including amortization of lease-related interests and goodwill impairment charges. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and believe that it is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses EBITDA internally to compare the profitability of our stores. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

CONTACT:
The Bon-Ton Stores, Inc.
Mary Kerr, Vice President, Investor and Public Relations
717-751-3071
mkerr@bonton.com